Exhibit E

FIRST AMENDMENT TO THE STOCKHOLDERS AGREEMENT

This first amendment (this “Amendment”), dated as of March 11, 2026 to the Stockholders Agreement, dated as of February 5, 2026 (as the same may be amended, modified or supplemented in accordance with its terms, the “Stockholders Agreement”) is entered into by and between MasterCraft Boat Holdings, Inc., a Delaware corporation (the “Company”) and each other Person party hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Each of the Stockholders and the Company are referred to hereinafter each as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into the Stockholders Agreement as of February 5, 2026 (the “Original Execution Date”);

WHEREAS, Section 6.13 of the Stockholders Agreement permits the parties thereto to amend the Stockholders Agreement by an instrument in writing signed by the Company and the Stockholder Majority;

WHEREAS, the Parties acknowledge and agree that the Stockholders constitute the Stockholder Majority;

WHEREAS, the Parties desire to amend certain terms of the Stockholders Agreement to the extent provided herein; and

WHEREAS, pursuant to Section 5.17 of that certain Agreement and Plan of Merger, dated February 5, 2026, by and among the Company, Titan Merger Sub 1, Inc., Titan Merger Sub 2, Inc. and Marine Products Corporation (“MPX”), the special committee of the board of directors of MPX has approved this Amendment and the amendments to the Stockholders Agreement contemplated hereby.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

Section 1.         Defined Terms; References. Unless otherwise specifically defined herein, each capitalized term used herein that is defined in the Stockholders Agreement has the meaning assigned to such term in the Stockholders Agreement.

Section 2.         Amendments to the Stockholders Agreement. Section 2.4(d) of the Stockholders Agreement is hereby deleted in its entirety and replaced with the following text:

“(d)         Directors may be subject to removal or disqualification pursuant to the applicable provisions of the Charter, Bylaws and applicable Law.”

Section 3.         Effect of Amendments. From and after the date hereof, each reference in the Stockholders Agreement (or in any and all instruments or documents provided for in the Stockholders Agreement or delivered or to be delivered thereunder or in connection therewith) to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall, except where the context otherwise requires, be deemed a reference to the Stockholders Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Stockholders Agreement, and a reference to the Stockholders Agreement in any of such instruments or documents will be deemed to be a reference to the Stockholders Agreement as amended hereby. The Parties agree that all references in the Stockholders Agreement to “the date hereof” or “the date of this Agreement” shall refer to the Original Execution Date. The Stockholders Agreement shall not be modified by this Amendment in any respect except as expressly set forth herein.

Section 4.         Other Provisions. Section 6.1 (Expenses), Section 6.5 (Mutual Drafting; Interpretation), Section 6.6 (Severability), Section 6.9 (Further Assurances), Section 6.10 (Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury), Section 6.11 (Counterparts) and Section 6.13 (Amendment; Reliance) of the Stockholders Agreement are hereby incorporated herein by reference, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

MASTERCRAFT BOAT HOLDINGS, INC.

By:	/s/ Bradley M. Nelson
Name: Bradley M. Nelson
Title: Chief Executive Officer

[Signature Page to First Amendment to the Stockholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

/s/ Gary W. Rollins
Gary W. Rollins

[Signature Page to First Amendment to the Stockholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

R. Randall Rollins Voting Trust U/A dated August 25, 1994

By:	/s/ Amy R. Kreisler
Name: Amy R. Kreisler
Title: Co-Trustee

By:	/s/ Pamela R. Rollins
Name: Pamela R. Rollins
Title: Co-Trustee

By:	/s/ Timothy C. Rollins
Name: Timothy C. Rollins
Title: Co-Trustee

[Signature Page to First Amendment to the Stockholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

LOR, Inc.

By:	/s/ Gary W. Rollins
Name:	Gary W. Rollins
Title:	President

[Signature Page to First Amendment to the Stockholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

RCTLOR, LLC

By: LOR, Inc.
Its: Manager

By:	/s/ Gary W. Rollins
Name:	Gary W. Rollins
Title:	President

[Signature Page to First Amendment to the Stockholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

Rollins Holding Company, Inc.

By:	/s/ Gary W. Rollins
Name:	Gary W. Rollins
Title:	President

[Signature Page to First Amendment to the Stockholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

WNEG Investments, L.P.

By: WNEG Management Company, LLC
Its: General Partner

By:	/s/ Gary W. Rollins
Name:	Gary W. Rollins
Title:	Sole Manager and Member

[Signature Page to First Amendment to the Stockholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

RFT Investment Company, LLC

By: LOR, Inc.
Its: Manager

By:	/s/ Gary W. Rollins
Name:	Gary W. Rollins
Title:	President

[Signature Page to First Amendment to the Stockholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

/s/ Amy R. Kreisler
Amy R. Kreisler

[Signature Page to First Amendment to the Stockholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

The Gary W. Rollins Revocable Trust

By:	/s/ Gary W. Rollins
Name:	Gary W. Rollins
Title:	Trustee

[Signature Page to First Amendment to the Stockholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed, as of the date first written above, by their respective officers thereunto duly authorized ed.

/s/ Pamela R. Rollins
Pamela R. Rollins

[Signature Page to First Amendment to the Stockholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

/s/ Timothy C. Rollins
Timothy C. Rollins

[Signature Page to First Amendment to the Stockholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

RFA Management Company, LLC

By: LOR, Inc.
Its: Manager

By:	/s/ Gary W. Rollins
Name:	Gary W. Rollins
Title:	President

[Signature Page to First Amendment to the Stockholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

The Margaret H. Rollins 2014 Trust

By: Nevada Oversight, Inc.
Its: Trustee

By:	/s/ Wesley N. Slagle
Name:	Wesley N. Slagle
Title:	President

[Signature Page to First Amendment to the Stockholders Agreement]